EXHIBIT 10.39

RELEASE OF ALL CLAIMS

               In return for the Special Compensation Award described in Section 2.1h. of the Separation Agreement between Glen W. Lindemann (the "Executive") and Scott Technologies, Inc. (the "Company") and the other provisions of such Separation Agreement, the Executive hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, which the Executive may have against the Company, or any of its Affiliates or Successors (both as defined in such Separation Agreement), or any of their officers, directors, managers, employees or representatives, from the beginning of time to December 31, 2000, including but not limited to all rights or claims regarding the Executive's employment with the Company and the termination of his employment, except that such waiver will not be deemed to apply to any pension or retirement benefits, or any qualified plan benefits which might vest on the Executive's behalf prior to December 31, 2000. This includes a release of any rights or claims the Executive may have under the Federal Age Discrimination in Employment Act; the Federal Americans with Disabilities Act, sections 503 and 504 of the Federal Rehabilitation Act, Title VII of the 1964 Civil Rights Act, as amended, or any other federal, state or local law or regulation prohibiting employment discrimination or restricting an employer's right to terminate employees. This also includes a release by the Executive of all claims or rights for wrongful discharge, defamation, intentional interference with contract or economic advantage, invasion of privacy, and for any alleged physical or emotional distress on any basis whatsoever. In addition, the Executive hereby waives and releases any and all rights, demands or claims to future employment by the Company or any of its Affiliates or Successors.

               This Release Of All Claims extends to all claims of every kind or nature whatsoever, whether known or unknown, suspected or unsuspected.

               IN WITNESS WHEREOF, the Executive has executed this Release Of All Claims as of December 31, 2000.

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                      Glen W. Lindemann